UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2021

NOVUS CAPITAL CORPORATION II
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39982	85-3230987
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8556 Oakmont Lane

Indianapolis, IN 46260

(Address of Principal Executive Offices) (Zip Code)

(317) 590-6959

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	NXU.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	NXU	New York Stock Exchange
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	NXU WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or

Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Instead of restating its balance sheet as of February 8, 2021 to reflect the correction in accounting treatment in an amendment on Form 8-K, Novus Capital Corporation II (the “Company”) included a restated balance sheet as of February 8, 2021 in Note 2 to Notes to Financial Statements in its Quarterly Report on Form 10-Q for the three months ended March 31, 2021. The restated balance sheet reflects the change in accounting treatment of the Company’s public warrants and private warrants issued in connection with its initial public offering in February 2021 (which were previously recorded as a component of equity on the balance sheet) as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the statement of operations for subsequent reporting periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2021

NOVUS CAPITAL CORPORATION II

By:	/s/ Vincent Donargo
Name: Vincent Donargo
Title: Chief Financial Officer